Exhibit 99.1
Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports First Quarter 2012 Results

Louisville, KY, May 2, 2012 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three-months ended March 31, 2012.

First Quarter Highlights:
•	Net service revenues were a record $90 million for the quarter
•	Net income was $4.9 million, or $0.53 per diluted share
•	Visiting Nurse segment net revenues were $71 million, on 2% Medicare admission growth overall and 5% outside of Florida
•	Personal Care segment net revenues grew to $19 million from a combination of the Cambridge acquisition and 1% organic volume growth

Comments on Results

William Yarmuth, Chief Executive Officer, commented on the results:  "In an environment of slowing health care expenditures, both broadly and specifically in home health care, we are pleased with our first quarter results.  In the first quarter, we turned our near-term focus, though not to the exclusion of organic growth, more toward managing costs in a world of lower reimbursement rates.  Nonetheless, our enthusiasm for home halth care over the long run remains extremely high and we continue our pursuit to be a leader in this very important sector of the health care delivery system.”

First Quarter Financial Results

Almost Family reported first quarter results that included: i) the favorable impact of our Cambridge Home Health Care Holdings, Inc. (Cambridge) acquisition, which closed in early August of 2011 and ii) the unfavorable impact of the 2012 Medicare reimbursement rate cut in the Visiting Nurse (VN) segment.  The Medicare rate changes reduced revenue and operating income by $2.9 million and earnings per diluted share by $0.19.

Almost Family Reports First Quarter 2012 Results

May 2, 2012

Net service revenues for the first quarter grew to $90.0 million, a 9% increase from $82.6 million reported in the first quarter of 2011, as a result of the Cambridge acquisition and VN segment volume growth, which were partially offset by the VN segment’s Medicare rate cuts.

Net income for the first quarter of 2012 was $4.9 million, or $0.53 per diluted share, down from first quarter of 2011 net income of $5.7 million, or $0.61 per diluted share.

Diluted EPS for the quarter was increased by $0.08 as compared to the first quarter of 2011 as a result of the Cambridge acquisition. Unallocated corporate overhead included approximately $0.3 million of transitional expenses related to the Cambridge home office which is expected to wind down during the remainder of 2012. Diluted EPS for the quarter includes a $0.02 favorable impact of a decline in our effective tax rate for the year to 38.0% from 40.3%, primarily due to the impact of a one-time benefit from the release of a valuation allowance in conjunction with tax planning strategies completed in the first quarter of 2012 in addition to a lower state tax rate from the Cambridge acquisition.

First Quarter Segment Results

VN Segment first quarter results include the unfavorable impact of the Medicare rate cuts.  As a result, VN segment first quarter net service revenues declined 3% to $70.7 million, from $72.7 million in the first quarter of 2011, while operating income before corporate expenses for the first quarter of 2012 declined to $11.0 million from $13.0 million reported for the first quarter of 2011.  Medicare admissions grew 2%, of which 1% was organic, which was partially offset by a 3% decline in re-certifications.  Organic VN Medicare admission growth outside Florida was 5%.

Primarily as a result of our Cambridge acquisition, PC segment net service revenues grew 94% or $9.3 million in the first quarter of 2012 to a record $19.2 million from $9.9 million in the first quarter of 2011, while operating income before unallocated corporate expenses increased 68%, or $1.0 million to $2.5 million in the first quarter of 2012.

Regulatory Inquiries and Legal Matters

The Company is continuing to cooperate fully with investigators from the U.S. Securities and Exchange Commission.  Fees and expenses associated with these and related inquiries did not significantly impact EPS in the first quarter of 2012, while reducing first quarter 2011 EPS by approximately $0.03.

In addition, as previously disclosed, the Company had previously been advised that a relator had filed a False Claims Act qui tam complaint regarding our visiting nurse operations in Birmingham, Alabama, and a different relator had filed a False Claims Act qui tam complaint regarding our Medicare practices at facilities in Tampa, Florida.  Following decisions by the Department of Justice not to join the cases, in April 2012, the Company was advised that the relators in both cases voluntarily filed for dismissal without prejudice, to which the government consented.  As a result, the Court dismissed both cases without prejudice.

Almost Family Reports First Quarter 2012 Results

May 2, 2012

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on May 2, 2012, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning May 2, 2012 at 2:00 p.m. ET and ending on May 16, 2012. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Pin number 393389.  A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning May 2, 2012 at approximately 2:00 p.m. ET and will remain available until June 2, 2012.

Almost Family Reports First Quarter 2012 Results

May 2, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Net service revenues	$89,950	$82,594
Cost of service revenues (excluding depreciation and amortization)	45,767	38,965
Gross margin	44,183	43,629
General and administrative expenses:
Salaries and benefits	25,281	24,339
Other	10,904	9,687
Total general and administrative expenses	36,185	34,026
Operating income	7,998	9,603
Interest expense, net	(38)	(55)
Income before income taxes	7,960	9,548
Income tax expense	(3,028)	(3,843)
Net income	$4,932	$5,705

Per share amounts-basic:
Average shares outstanding	9,268	9,205
Net income	$0.53	$0.62

Per share amounts-diluted:
Average shares outstanding	9,334	9,329
Net income	$0.53	$0.61

Almost Family Reports First Quarter 2012 Results

May 2, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2012
ASSETS	(UNAUDITED)	December 31, 2011
CURRENT ASSETS:
Cash and cash equivalents	$37,292	$33,693
Accounts receivable - net	48,372	45,166
Prepaid expenses and other current assets	6,252	6,437
Deferred tax assets	7,818	7,470
TOTAL CURRENT ASSETS	99,734	92,766

PROPERTY AND EQUIPMENT - NET	5,167	5,229
GOODWILL	132,946	132,653
OTHER INTANGIBLE ASSETS	19,693	19,709
OTHER ASSETS	478	465
	$258,018	$250,822

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,633	$6,489
Accrued other liabilities	25,258	21,129
Current portion - notes payable	1,200	1,200
TOTAL CURRENT LIABILITIES	32,091	28,818

LONG-TERM LIABILITIES:
Notes payable	1,125	1,125
Deferred tax liabilities	14,287	13,631
Other liabilities	833	951
TOTAL LONG-TERM LIABILITIES	16,245	15,707
TOTAL LIABILITIES	48,336	44,525

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,409 and 9,381
issued and outstanding	941	938
Treasury stock, at cost, 89 and 13 shares	(2,252)	(431)
Additional paid-in capital	100,949	100,678
Retained earnings	110,044	105,112
TOTAL STOCKHOLDERS' EQUITY	209,682	206,297
	$258,018	$250,822

Almost Family Reports First Quarter 2012 Results

May 2, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$4,932	$5,705
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	622	745
Provision for uncollectible accounts	1,020	605
Stock-based compensation	361	392
Deferred income taxes	310	1,592
	7,245	9,039
Change in certain net assets and liabilities, net of the effects of acquisitions:
Decrease (increase) in:
Accounts receivable	(4,226)	(1,939)
Prepaid expenses and other current assets	(151)	248
Other assets	(14)	(14)
Increase in:
Accounts payable and accrued expenses	3,149	929
Net cash provided by operating activities	6,003	8,263

Cash flows from investing activities:
Capital expenditures	(496)	(434)
Net cash used in investing activities	(496)	(434)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	43
Stock redemptions	(1,821)	(391)
Tax benefit from share awards	(87)	1,592
Principal payments on capital leases and notes payable	-	(1,554)
Net cash used in financing activities	(1,908)	(310)

Net change in cash and cash equivalents	3,599	7,519
Cash and cash equivalents at beginning of period	33,693	47,943
Cash and cash equivalents at end of period	$37,292	$55,462

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$-	$501

Almost Family Reports First Quarter 2012 Results

May 2, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$70,704	78.6%	$72,690	88.0%	$(1,986)	-2.7%
Personal Care	19,246	21.4%	9,904	12.0%	9,342	94.3%
	89,950	100.0%	82,594	100.0%	7,356	8.9%
Operating income before corporate expenses:
Visiting Nurse	11,049	15.6%	13,032	17.9%	(1,983)	-15.2%
Personal Care	2,452	12.7%	1,459	14.7%	993	68.1%
	13,501	15.0%	14,491	17.5%	(990)	-6.8%
Corporate expenses	5,503	6.1%	4,888	5.9%	615	12.6%
Operating income	7,998	8.9%	9,603	11.6%	(1,605)	-16.7%
Interest expense, net	(38)	0.0%	(55)	0.1%	17	-30.9%
Income tax expense	(3,028)	3.4%	(3,843)	4.7%	815	-21.2%
Net income	$4,932	5.5%	$5,705	6.9%	$(773)	-13.5%

EBITDA	$8,981	10.0%	$10,740	13.0%	$(1,759)	-16.4%

Almost Family Reports First Quarter 2012 Results

May 2, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended March 31,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	110		91		19	20.9%

All payors:
Patients Months	55,202		52,486		2,716	5.2%
Admissions	16,396		15,675		721	4.6%
Billable Visits	480,118		479,807		311	0.1%

Medicare Statistics:
Revenue (in thousands)	$64,784	91.6%	$67,304	92.6%	$(2,520)	-3.7%
Billable visits	401,892		407,502		(5,610)	-1.4%
Admissions	14,676		14,352		324	2.3%
Recertifications	8,064		8,327		(263)	-3.2%
Episodes Completed	21,905		21,427		478	2.2%

Revenue per completed episode	$2,895		$2,998		$(103)	-3.4%
Visits per episode	18.0		18.0		-	0.0%

PERSONAL CARE OPERATING METRICS

	Three Months Ended March 31,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	60		23		37	160.9%

Admissions	1,364		781		583	74.6%
Patient months of care	17,741		10,949		6,792	62.0%
Patient days of care	253,832		140,631		113,201	80.5%
Billable hours	1,031,841		551,514		480,327	87.1%
Revenue per billable hour	$18.65		$17.96		$0.69	3.9%

Almost Family Reports First Quarter 2012 Results

May 2, 2012

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended March 31,
	2012	2011
Net income	$4,932	$5,705
Add back:
Interest expense	38	55
Income tax expense	3,028	3,843
Depreciation and amortization	622	745
Stock-based compensation	361	392
EBITDA	$8,981	$10,740

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services, with branch locations in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Missouri, Alabama, Illinois, Indiana, and Pennsylvania, (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 160 branch locations in 11 U.S. states.

Almost Family Reports First Quarter 2012 Results

May 2, 2012

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2011, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.